PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution
The following table itemizes the expenses incurred by the Company in connection with the offering of the Warrants and shares of Common Stock being registered. All the amounts shown are estimates except the SEC registration fee.

               Item                            Amount
Registration Fee - SEC                       $11,094.83
Warrant Agent Fees and Expenses                   *
Printing and Engraving Expenses                   *
Legal Fees and Expenses                           *
Accounting Fees and Expenses                      *
Blue Sky Fees and Expenses                        *
Miscellaneous Expenses                            *
               TOTAL                         $    *

*  To be completed by amendment.


Item 14.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law ("DGCL") and Article IX of the Company's By-laws provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

Article IX of the Company's By-laws generally requires the Company to indemnify its directors and officers against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of any type of action, whether instituted by a third party or a stockholder (either directly or derivatively) and including specifically, but without limitation, actions brought under the Securities Act and/or the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that no such indemnification will be allowed if such director or officer was not successful in defending against any such action and it is determined that the director or officer engaged in misconduct which constitutes (i) a willful breach of his or her "duty of loyalty" (as further defined therein) to the Company or its stockholders; (ii) acts or omissions not in "good faith" (as further defined therein) or which involve intentional misconduct or a knowing violation of law; (iii) the payment of an illegal dividend or the authorization of an unlawful stock repurchase in violation of Delaware law; or (iv) a transaction from which the executive derived a material improper personal financial profit.

Finally, the Company's Certificate of Incorporation, as amended, contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends of unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. Although the validity and scope of the new statute has not been tested in court, the Securities and Exchange Commission (the "Commission") has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

Item 15.  Recent Sales of Unregistered Securities

On July 31, 1992, the Company completed the private placement of $160 million aggregate principal amount of its 13% Senior Secured Notes due 1996 and 576,000 of its common stock appreciation rights ("CSARs") to institutional investors. The Company also issued 82,409 CSARs to holders of its 13-1/2% Senior Subordinated Notes due 1997 in consideration for their consent to issuance of the Senior Secured Notes. This private placement was effected pursuant to
Section 4(2) of the Securities Act.

On December 20, 1993, the Company completed the private placement of (i) the 1,300,000 Warrants being registered hereby and (ii) 1,200,000 shares of the Company's Series A Cumulative Redeemable Convertible Preferred Stock to 22 institutional investors for aggregate proceeds to the Company of $30.2 million. This private placement was effected pursuant to Section 4(2) of the Securities Act.

On December 29, 1993, the Company issued and contributed 350,000 shares of its Common Stock to the Terex Corporation Master Retirement Plan Trust (the "Plan") in satisfaction of certain outstanding obligations of the Company to the Plan. This private placement was effected pursuant to Section 4(2) of the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits

   3.1    Restated Certificate of Incorporation of Terex Corporation.***
   3.2    Restated Bylaws of Terex Corporation.***
   4.1 Indenture dated as of June 30, 1987 regarding Terex Corporation, as Obligor, and Northwest Engineering Company, as Guarantor, with respect to Terex Corporation's 13-1/2% Senior Subordinated Notes due July 1, 1997 (incorporated by reference to Exhibit 4.2 to the Form 8-K dated June 30, 1987 of Northwest Engineering Company, Commission File No. 0-572).
   4.2 First Supplemental Indenture dated as of August 24, 1988 relating to Terex Corporation's 13-1/2% Senior Subordinated Notes due July 1, 1997 (incorporated by reference to Exhibit 4.5 to Amendment No. 1 to the Form S-2 Registration Statement of Terex Corporation, Registration No. 33-23832).
   4.3 Second Supplemental Indenture dated as of July 31, 1992 relating to Terex Corporation's 13-1/2% Senior Subordinated Notes due July 1, 1997 (incorporated by reference to Exhibit 4.28 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.4 Third Supplemental Indenture dated as of April 20, 1993 relating to Terex Corporation's 13-1/2% Senior Subordinated Notes due July 1, 1997.***
   4.5 Fourth Supplemental Indenture dated as of August 25, 1993 relating to Terex Corporation's 13-1/2% Senior Subordinated Notes due July 1, 1997.***
   4.6 Indenture dated as of July 31, 1992 between Terex Corporation, as Obligor, and United States Trust Company of New York, as Trustee, with respect to the 13% Senior Secured Notes due 1996 (incorporated by reference to Exhibit
4.16 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.7 First Supplemental Indenture dated as of November 1, 1992 relating to the 13% Senior Secured Notes due 1996 (incorporated by reference to Exhibit
4.27 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.8 Second Supplemental Indenture dated as of April 20, 1993 relating to the 13% Senior Secured Notes due 1996.***
   4.9 Security and Pledge Agreement dated as of July 31, 1992 between Terex Corporation and United States Trust Company of New York, as Collateral Agent (incorporated by reference to Exhibit 10.38 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.10 Bond and Floating Charge, dated as of July 31, 1992, executed by Terex Corporation in favor of United States Trust Company of New York, as Collateral Agent (incorporated by reference to Exhibit 4.18 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.11 Guarantee and Bond and Floating Charge, dated July 31, 1992, executed by Terex Equipment Limited in favor of United States Trust Company of New York, as Collateral Agent (incorporated by reference to Exhibit 4.19 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.12 Bond and Floating Charge, dated as of July 31, 1992, executed by Terex Corporation in favor of Continental Bank, N.A. (incorporated by reference to Exhibit 4.29 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.13 Guarantee and Bond and Floating Charge dated July 31, 1992, executed by Terex Equipment Limited in favor of Continental Bank, N.A. (incorporated by reference to Exhibit 4.30 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.14 Mortgage, Assignment of Rents and Fixture Filing dated as of July 31, 1992 from Terex Corporation in favor of United States Trust Company of New York, as collateral agent, affecting Koehring Machinery Center, Waterloo, Iowa (incorporated by reference to Exhibit 4.20 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.15 Mortgage, Assignment of Rents and Fixture Filing dated as of July 31, 1992 from Terex Corporation in favor of United States Trust Company of New York, as collateral agent, affecting Unit Rig, Tulsa, Oklahoma (incorporated by reference to Exhibit 4.21 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.16 Mortgage, Assignment of Rents and Fixture Filing dated as of July 31, 1992 from Terex Corporation in favor of United States Trust Company of New York, as collateral agent, affecting Unit Rig Parts Depot, Gillette, Wyoming (incorporated by reference to Exhibit 4.22 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.17 Mortgage, Assignment of Rents and Fixture Filing dated as of July 31, 1992 from Clark Material Handling Company in favor of United States Trust Company of New York, as collateral agent, affecting Danville Plant, Danville, Kentucky, Engineering and Training Center, Lexington, Kentucky and Lees Town Plant, Lexington, Kentucky (incorporated by reference to Exhibit 4.23 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.18 Mortgage, Assignment of Rents and Fixture Filing dated as of July 31, 1992 from Drexel Industries, Inc. in favor of United States Trust Company of New York, as collateral agent, affecting Drexel Plant, Horsham, Pennsylvania (incorporated by reference to Exhibit 4.24 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.19 Gesellschaft (mortgage) dated as of July 31, 1992 from Clark Equipment GmbH in favor of United States Trust Company of New York and Continental Bank, N.A. as collateral agents, affecting Mulheim-Ruhr, Germany (incorporated by reference to Exhibit 4.25 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.20 Mortgage, Assignment of Rents and Fixture Filing dated as of July 31, 1992 from Terex Corporation in favor of United States Trust Company of New York, as collateral agent, affecting Distribution Center, Southaven, Mississippi (incorporated by reference to Exhibit 4.26 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.21 Junior Mortgage, Assignment of Rents and Fixture Filing dated as of July 31, 1992 from Terex Corporation in favor of Continental Bank, N.A., as collateral agent, affecting Koehring Machinery Center, Waterloo, Iowa (incorporated by reference to Exhibit 4.31 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.22 Junior Mortgage, Assignment of Rents and Fixture Filing dated as of July 31, 1992 from Terex Corporation in favor of Continental Bank, N.A., as collateral agent, affecting Unit Rig, Tulsa, Oklahoma (incorporated by reference to Exhibit 4.32 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.23 Junior Mortgage, Assignment of Rents and Fixture Filing dated as of July 31, 1992 from Terex Corporation in favor of Continental Bank, N.A., as collateral agent, affecting Unit Rig Parts Depot, Gillette, Wyoming (incorporated by reference to Exhibit 4.33 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.24 Junior Mortgage, Assignment of Rents and Fixture Filing dated as of July 31, 1992 from Clark Material Handling Company in favor of Continental Bank, N.A., as collateral agent, affecting Danville Plant, Danville, Kentucky, Engineering and Training Center, Lexington, Kentucky and Lees Town Plant, Lexington, Kentucky (incorporated by reference to Exhibit 4.34 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.25 Junior Mortgage, Assignment of Rents and Fixture Filing dated as of July 31, 1992 from Drexel Industries, Inc. in favor of Continental Bank, N.A., as collateral agent, affecting Drexel Plant, Horsham, Pennsylvania (incorporated by reference to Exhibit 4.35 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.26 Junior Mortgage, Assignment of Rents and Fixture Filing dated as of July 31, 1992 from Terex Corporation in favor of Continental Bank, N.A., as collateral agent, affecting Distribution Center, Southaven, Mississippi (incorporated by reference to Exhibit 4.36 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.27 Security Agreement dated as of July 31, 1992 between Clark Material Handling Company and United States Trust Company of New York, as collateral agent (incorporated by reference to Exhibit 10.39 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.28 Security Agreement dated as of July 31, 1992 between Clark Lift of Western Michigan, Inc. and United States Trust Company of New York, as collateral agent (incorporated by reference to Exhibit 10.40 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.29 Security Agreement dated as of July 31, 1992 between Clark Components International, Inc. and the United States Trust Company of New York, as collateral agent (incorporated by reference to Exhibit 10.41 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.30 Security Agreement dated as of July 31, 1992 between Drexel Industries, Inc. and United States Trust Company of New York, as collateral agent (incorporated by reference to Exhibit 10.45 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.31 Security and Pledge Agreement dated as of July 31, 1992 between Terex Corporation and Continental Bank, N.A., as collateral agent (incorporated by reference to Exhibit 10.42 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.32 Security Agreement dated as of July 31, 1992 between Clark Material Handling Company and Continental Bank, N.A., as collateral agent (incorporated by reference to Exhibit 10.43 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.33 Security Agreement dated as of July 31, 1992 between Drexel Industries, Inc. and Continental Bank, N.A., as collateral agent (incorporated by reference to Exhibit 10.44 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.34 Security Agreement dated as of July 31, 1992 between Clark Lift of Western Michigan, Inc. and Continental Bank, N.A., as collateral agent (incorporated by reference to Exhibit 10.46 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.35 Security Agreement dated as of July 31, 1992 between Clark Components International, Inc. and Continental Bank, N.A., as collateral agent (incorporated by reference to Exhibit 10.47 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
   4.36 First Amendment, dated as of January 1, 1993, to Security Agreement between Clark Material Handling Company and United States Trust Company of New York, as Collateral Agent, dated as of July 31, 1992.***
   4.37 First Amendment, dated as of January 1, 1993, to Security Agreement between Clark Lift of Western Michigan, Inc. and United States Trust Company of New York, as Collateral Agent, dated as of July 31, 1992.***
   4.38 First Amendment, dated as of January 1, 1993, to Security Agreement between Clark Components International, Inc. and United States Trust Company of New York, as Collateral Agent, dated as of July 31, 1992.***
   4.39 First Amendment, dated as of January 1, 1993, to Security Agreement between Drexel Industries, Inc. and United States Trust Company of New York, as Collateral Agent, dated as of July 31, 1992.***
   4.40 Warrant Agreement dated as of December 20, 1993 between Terex Corporation and Mellon Securities Trust Company, as Warrant Agent.***
   4.41   Form of Warrant.***
   5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman as to legality of securities being registered.**
  10.1 Terex Corporation Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to the Form S-8 Registration Statement of Terex Corporation, Registration No. 33-21483).
  10.2 Purchase Agreement dated June 30, 1987, with respect to Terex Corporation's 13-1/2% Senior Subordinated Notes due July 1, 1997 between Terex Corporation and the original purchasers of the Notes (incorporated by reference to Exhibit 4.2 to the Form S-4 Registration Statement of Terex Corporation, Registration No. 33-20737).
  10.3 Purchase Agreement dated July 31, 1992 between Terex Corporation and the original purchasers of the Notes with respect to Terex Corporation's 13% Senior Secured Notes due 1996 (incorporated by reference to Exhibit 10.35 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission file No. 1-10702).
  10.4 Debt Registration Rights Agreement dated as of July 31, 1992 between Terex Corporation and the purchasers who are signatories thereto (incorporated by reference to Exhibit 4.17 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.5 Common Stock Appreciation Rights Agreement dated as of July 31, 1992 between Terex Corporation and United States Trust Company of New York, as SAR Agent (incorporated by reference to Exhibit 10.36 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission file No. 1-10702).
  10.6 SAR Registration Rights Agreement dated as of July 31, 1992 between Terex Corporation and the purchasers who are signatories thereto (incorporated by reference to Exhibit 10.37 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission file No. 1-10702).
  10.7 Stock Purchase Agreement dated as of May 27, 1992 between Clark Equipment Company and Terex Corporation (incorporated by reference to Exhibit
10.27 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.8 First Amendment to Stock Purchase Agreement dated as of July 31, 1992 between Terex Corporation and Clark Equipment Company (incorporated by reference to Exhibit 10.28 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.9 Promissory Note dated as of July 31, 1992 executed by Terex Corporation in favor of Clark Equipment Company (incorporated by reference to Exhibit 10.29 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.10 Tax Agreement dated as of July 31, 1992 between Terex Corporation in favor of Clark Equipment Company (incorporated by reference to Exhibit 10.30 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.11 Trademark Assignment Agreement dated as of July 31, 1992 between Clark Equipment Company and Clark Material Handling Company (incorporated by reference to Exhibit 10.31 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.12 Trademark Assignment dated as of July 31, 1992 executed by Clark Equipment Company in favor of Clark Material Handling Company (incorporated by reference to Exhibit 10.32 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.13 License Agreement dated as of July 31, 1992 between Clark Equipment Company and Clark Material Handling Company (incorporated by reference to
Exhibit 10.33 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.14 Mortgage dated as of July 31, 1992 by Clark Equipment GmbH for the benefit of Clark Equipment Company (incorporated by reference to Exhibit 10.34 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).
  10.15 Loan and Security Agreement dated as of May 20, 1993 between Foothill Capital Corporation and Terex Corporation (incorporated by reference to Exhibit
10.1 to the Form S-3 Registration Statement of Terex Corporation Registration No. 33-56924).
  10.16 Loan and Security Agreement dated as of May 20, 1993 between Foothill Capital Corporation and Clark Material Handling Company (incorporated by reference to Exhibit 10.2 to the Form S-3 Registration Statement of Terex Corporation, Registration No. 33-56924).
  10.17 Continuing Guaranty dated as of May 20, 1993 of Terex Corporation (incorporated by reference to Exhibit 10.3 to the Form S-3 Registration Statement of Terex Corporation, Registration No. 33-56924).
  10.18 Continuing Guaranty dated as of May 20, 1993 of Clark Material Handling Company (incorporated by reference to Exhibit 10.4 to the Form S-3 Registration Statement of Terex Corporation, Registration No. 33-56924).
  10.19 Amendment Number One dated as of August 24, 1993 to Loan and Security Agreement dated as of May 20, 1993 between Foothill Capital Corporation and Terex Corporation.***
  10.20 Amendment Number One dated as of August 24, 1993 to Loan and Security Agreement dated as of May 20, 1993 between Foothill Capital Corporation and Clark Material Handling Company.***
  10.21 Termination, General Release and Waiver Agreement, dated as of June 29, 1993, between Clark Material Handling Company and Gary D. Bello.***
  10.22 Form of Purchase Agreement dated as of December 20, 1993 between Terex Corporation and the purchasers of Warrants and shares of Series A Cumulative Redeemable Convertible Preferred Stock of Terex Corporation.***
  10.23 Registration Rights Agreement dated as of December 20, 1993 between Terex Corporation and the purchasers of Warrants.***
  10.24 Registration Rights Agreement dated as of December 20, 1993 between Terex, Corporation and the purchasers of shares of Series A Cumulative Redeemable Convertible Preferred Stock of Terex Corporation.***
  10.25 Agreement dated July 1, 1987, between KCS Industries, Inc. and Northwest Engineering Company (incorporated by reference to Exhibit 10.2 to the Form S-4 Registration Statement of Terex Corporation, Registration No. 33-20737).
  10.26 Management Agreement Amendment, dated January 1, 1993, between KCS Industries, Inc. and Terex Corporation.***
  10.27 Management Agreement Termination Agreement, dated January 1, 1994, between KCS Industries, L.P. and Terex Corporation.***
  10.28 Credit Facility, dated December 23, 1993, among Terex Equipment Limited, Terex Corporation and Standard Chartered Bank.***
  11.1    Computation of per share earnings.***
  12.1    Computation of ratio of earnings to fixed charges.***
  21.1    Subsidiaries of Terex Corporation.*
  23.1 Consent of Robinson Silverman Pearce Aronsohn & Berman (included as part of Exhibit 5.1).**
  23.2 Independent Accountants' Consent of Price Waterhouse - Milwaukee, Wisconsin.**
  23.3 Independent Accountants' Consent of Deloitte & Touche - Detroit, Michigan.**
  23.4 Independent Accountants' Consent of Price Waterhouse - South Bend, Indiana.**
  23.5 Independent Accountants' Consent of Price Waterhouse - Milwaukee, Wisconsin.**
  23.6 Independent Accountants' Consent of Deloitte & Touche - Detroit, Michigan.**
  24.1    Power of Attorney (included on signature pages).*

*    Filed herewith.
**   To be filed by amendment.
***  Previously filed.